UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2005

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

_____	Written communications pursuant to Rule 425 under the Securities Act
_____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
_____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
_____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K/A filed on November 10, 2005 by Old National Bancorp ("Old National" or "the Company") to reflect that PricewaterhouseCoopers LLP has been dismissed as Old National's independent registered public accounting firm.

Item 4.01. Changes in Registrant's Certifying Accountant

(a) Old National had previously announced that the Audit Committee of the Company's Board of Directors had determined on November 7, 2005 that PricewaterhouseCoopers LLP would be dismissed as Old National's independent registered public accounting firm effective upon the completion of services related to the Company's financial statements as of and for the year ended December 31, 2005 and the Form 10-K in which such financial statements are included. PricewaterhouseCoopers LLP completed its procedures on March 8, 2006, coincident with the filing of Old National's 2005 Annual Report on Form 10-K.

The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2005 and 2004 and through March 8, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its reports on the financial statements for such years.

As previously reported and as discussed under Remediation of Material Weakness in Internal Control Over Financial Reporting in Item 9A of the Company's 2005 Form 10-K, management and the Audit Committee of the Board of Directors of the Company determined that the Company's audited financial statements for 2004, 2003 and 2002 and the unaudited interim financial statements for each of the quarters ended March 31, June 30, and September 30, 2005 and 2004 could not be relied upon. Based upon their evaluation, management concluded that as of the end date for each of these periods, a material weakness in Old National's internal control over financial reporting relating to the accounting for certain derivative transactions existed. As a result of this material weakness, the 2005 Form 10-K, filed March 8, 2006 with the Securities and Exchange Commission included restated consolidated financial statements for 2004 and 2003. The Company is in the process of preparing a Form 10-Q/A for each of the quarters ended March 31, June 30, and September 30, 2005 which will be filed with the Securities and Exchange Commission as soon as practicable.

Except for the material weakness described above, there are no reportable events under Item 304(a)(1)(v) of Regulation S-K that occurred during the years ended December 31, 2005 and 2004 and through March 8, 2006. The Audit Committee of the Board of Directors of the Company discussed the reportable event described above with PricewaterhouseCoopers, LLP, and the Company has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of a successor auditor concerning the subject matter of the reportable event described above.

A letter from PricewaterhouseCoopers LLP addressed to the Securities and Exchange Commission stating whether or not PricewaterhouseCoopers LLP agrees with the statements set forth above is included as Exhibit 16.1 to this Form 8-K/A.

(b) Also as previously announced, on November 7, 2005, the Audit Committee of the Board of Directors of the Company engaged Crowe Chizek and Company LLC as the Company's new independent registered public accounting firm for the year ending December 31, 2006. During the years ended December 31, 2005 and 2004 and through March 8, 2006, the Company did not consult with Crowe Chizek and Company LLC regarding (i) the application of accounting principles to any specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements or (iii) any matters or reportable events as set forth in Item 304(a)(1)(iv) and (v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished herewith and this list constitutes the exhibit index:

16.1	Letter of PricewaterhouseCoopers LLP, dated March 14, 2006, to the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

Date: March 14, 2006

By: /s/ Christopher A. Wolking
Christopher A. Wolking
Executive Vice President and Chief Financial Officer